Exhibit 99.1


                                  PRESS RELEASE

--------------------------------------------------------------------------------
For Immediate Release

Date:    July 31, 2003
Contact: Stephen Barbieri
Title:   VP, Chief Communications Officer
Phone:   1-509-323-7211
Internet:InvestorRelations@WestCoastHotels.com
         www.westcoasthotels.com
         www.ticketswest.com
         www.redlion.com

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  WestCoast Hospitality Corporation Announces Second Quarter Financial Results

July 31, 2003
SPOKANE, Wash. - WestCoast Hospitality Corporation (NYSE:WEH) today reported second quarter financial results for the period ended June 30, 2003. The Company reported total revenue of $48.1 million compared to $51.6 million in the second quarter of 2002, and earnings per share of $0.09 compared to $0.24 in the prior year comparable quarter. Earnings per share were impacted by five significant events during the quarter which included: the Company completed the refinance of its revolving credit facility to long-term fixed rate debt, resulting in a non-cash write-off of $790 thousand in loan fees, recapture of non-cash depreciation expense due to termination of the sale agreement for Kalispell Center for $520 thousand, loss on disposition of partnership interest of $443 thousand offset by other income of $350 thousand from a contract termination fee and $230 thousand associated with a franchise contract termination. The combination of these items reduced earnings per share by $0.06. Direct expenses declined $1.1 million during the quarter, from $42.9 million to $41.7 million, partially offsetting reduced revenue.

Arthur Coffey, President and Chief Executive Officer of WestCoast Hospitality Corporation, said, "We aggressively pursued cost containment initiatives in the quarter because of the continued lackluster pace of the economic recovery in the U.S. Given the state of the economy, we were pleased to have strengthened our balance sheet through our refinancing activities. Trends continue to be difficult to predict, with periods of strong lodging demand followed by periods of softness. In the third quarter we will continue to manage our expenses and focus on capturing market share through improved yield management systems that are being administered through our new central reservations software. Beyond the hotel division, we are pleased with our ticketing and real estate divisions, which both achieved higher operating income results this quarter versus last year."

During the quarter, the Company completed a $55.2 million mortgage refinancing that allowed the Company to completely pay down outstanding borrowings under its revolving credit facility. The refinancing completed the Company's stated goal of removing current debt from the credit facility through refinancing with long-term fixed rate debt and taking advantage of historically low interest rates, at 6.7% fixed for ten years.

Hotel and restaurant revenue for the quarter was $43.3 million compared to $46.7 million in the comparable period of 2002. RevPAR (Revenue Per Available Room) declined 5.0% on a 1.4 percentage point decline in occupancy and 2.8% decline in average daily rate. Hotel operating expenses declined partly in proportion to decreased revenue and partly as a result of cost containment initiatives, from $37.2 million in the second quarter of 2002 to $35.1 million during the same period of 2003. Hotel occupancy rates continue to fluctuate as compared to prior year with softness still being experienced in corporate travel. Certain leisure travel markets have had room revenue increases and are benefiting from U.S. travelers seeking drive-to destinations within the United States. Hotels in larger markets continue to feel the impact of curtailed business spending.

Franchise, central services and development revenue declined $295 thousand during the period, due to a decrease in franchise royalty fees and central services fees. Franchise royalty fees declined due to the discontinuation of certain franchise relationships earlier in 2003 and reduced revenue levels at the Company's remaining franchised properties. The revenue decline was partially offset by royalty fee income from three new Red Lion franchisees signed during the year. During the quarter, two new Red Lion Hotels were added to the system in Portland, Oregon and Lawton, Oklahoma.

Revenue in the Company's TicketsWest division declined slightly during the quarter, from $1.5 million to $1.4 million, primarily due to scheduling of the Company's Broadway series, which included two series presentations in April 2002 compared to no series presentations in April of 2003. The revenue decline associated with the Broadway series was partially offset by increased ticket sales for operations in Eastern Washington and Colorado. Direct costs in TicketsWest for the three months ended June 30, 2003 were down $176 thousand as a result of decreased costs associated with not having Broadway productions in the period and ongoing cost control programs initiated early in 2003. The reductions in direct expenses resulted in an increase to operating income of $67 thousand. TicketsWest continues to add venues and events to its system.

The Company's real estate division also contributed higher operating income during the quarter with a 10.5% increase in revenue, from $2.1 million to $2.4 million, partially offset by an increase in direct expenses from $1.0 million in the second quarter of 2002 to $1.2 million in the same period of 2003. Revenue increases were due to rental income from new tenants in two Company-owned commercial real estate buildings as well as the addition of real estate management contracts and associated leasing and brokerage fees.

WestCoast Hospitality Corporation owns, manages, franchises and develops hotels providing care, comfort and value. Red Lion Hotels and WestCoast Hotels focus on serving business, convention and leisure travelers in first, second and third tier markets. WestCoast provides entertainment services through TicketsWest, including event ticketing for venues in the United States and Canada, and aggregates content for travel and entertainment that is sold in real time at its www.ticketswest.com website. TicketsWest also includes WestCoast Entertainment, a Broadway and special event presenting company. G&B Real Estate Services, the real estate division of WestCoast Hospitality Corporation, owns and manages commercial and residential properties. Registered trademarks of WestCoast Hospitality Corporation and its affiliates protect the use of "WestCoast", "Red Lion", "TicketsWest" and "G&B" and various derivatives of those usages.

This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn upon further assumptions). The forward-looking statements in this press release are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, economic cycles; international conflicts; changes in future demand and supply for hotel rooms; competitive conditions in the lodging industry; relationships with franchisees and properties; impact of government regulations; ability to obtain financing; changes in energy, healthcare, insurance and other operating expenses; ability to sell non-core assets; ability to locate lessees for rental property and managing and leasing properties owned by third parties; dependency upon the ability and experience of executive officers and ability to retain or replace such officers as well as other matters discussed in the Company's annual report on Form 10-K for the 2002 fiscal year and in other documents filed by the Company with the Securities and Exchange Commission.

SOURCE: WestCoast Hospitality Corporation


                                       ###


WestCoast Hospitality Corporation
Consolidated Statements of Operations
(unaudited)
($ in thousands)

                                                               Three months ended June 30,
                                                                  2003         2002      $ Change    % Change

Revenues:
     Hotels & restaurants                                       $ 43,346    $ 46,736    $ (3,390)      -7.3%
     Franchise, central services and development                     888       1,183        (295)     -24.9%
     TicketsWest                                                   1,384       1,493        (109)      -7.3%
     Real estate division                                          2,363       2,139         224       10.5%
     Corporate services                                               87          72          15       20.8%
                                                                  ------      ------      ------
     Total revenues                                               48,068      51,623      (3,555)      -6.9%
                                                                  ------      ------      ------
Operating expenses:
     Hotels & restaurants                                         35,124      37,174      (2,050)      -5.5%
     Franchise, central services and development                     413         568        (155)     -27.3%
     TicketsWest                                                   1,291       1,467        (176)     -12.0%
     Real estate division                                          1,216       1,030         186       18.1%
     Corporate services                                               83          53          30       56.6%
     Depreciation and amortization                                 3,157       2,659         498       18.7%
     (Gain) loss on asset dispositions including recoveries          364         (83)        447      538.6%
     Conversion expenses                                              79           6          73     1216.7%
                                                                  ------      ------      ------
     Total direct expenses                                        41,727      42,874      (1,147)      -2.7%

     Undistributed corporate expenses                                587         332         255       76.8%
                                                                  ------      ------       ------
     Total expenses                                               42,314      43,206        (892)      -2.1%
                                                                  ------      ------      ------
Operating income                                                   5,754       8,417      (2,663)     -31.6%

Other income (expense):
     Interest expense                                             (2,713)     (2,655)         58        2.2%
     Interest income                                                 103         116         (13)     -11.2%
     Other income (expense)                                         (312)          9        (321)   -3566.7%
     Equity income in investments                                     21          16           5       31.3%
     Minority interest in partnerships                                18         (61)         79      129.5%
                                                                   -----       -----       -----
Income before income taxes                                         2,871       5,842      (2,971)     -50.9%

Income tax expense                                                 1,078       2,062        (984)     -47.7%
                                                                   -----       -----       -----
Net income                                                         1,793       3,780      (1,987)     -52.6%

Preferred stock dividend                                            (640)       (645)         (5)      -0.8%
                                                                   -----       -----       -----
Net income to common shareholders                                $ 1,153     $ 3,135    $ (1,982)     -63.2%
                                                                   =====       =====       =====

EBITDA(1)                                                          $ 9,275    $ 10,993    $ (1,718)     -15.6%

EBITDA % of revenues                                               19.3%       21.3%


(1) Represents income before income taxes, interest expense and income, depreciation and amortization, other income (expense), gain (loss) on asset disposals, minority interest and equity income in investments. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and such information should not be considered as an alternative to net income, cash flow from operations or any other measure of performance prescribed by generally accepted accounting principles. While not all companies calculate EBITDA in the same fashion, and therefore EBITDA as presented may not be comparable to similarly titled measures of other companies, EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring the Company's ability to service debt and invest in properties and equipment. EBITDA is not necessarily available for management's discretionary use due to restrictions included in the Company's various borrowing agreements and other considerations. For additional details refer to the EBITDA reconciliation.

WestCoast Hospitality Corporation
Earnings Per Share and Hotel Statistics
(unaudited)


                                                      Three months ended June 30,

                                                        2003           2002        $ Change    % Change

Earnings per share:
     Basic                                              $ 0.09         $ 0.24
     Diluted                                            $ 0.09         $ 0.24


Weighted average shares - basic                     12,994,163     12,970,473
Weighted Average shares - diluted (1) (2)           13,280,324     13,315,085


Hotel Statistics:

     Combined (owned, managed and franchised) (3)

         Average Occupancy(4) (7)                        58.8%          60.2%
         ADR(5)                                        $ 71.14        $ 73.17      $ (2.03)      -2.8%
         RevPAR(6) (7)                                 $ 41.83        $ 44.05      $ (2.22)      -5.0%


(1)June 30, 2003 balance reflects dilution from operating partnership units outstanding. Options to purchase common stock for that period were anti-dilutive.
(2)June 30, 2002 balance reflects dilution from both outstanding options to purchase common stock and operating partnership units outstanding.
(3)Includes hotels owned, managed and franchised for greater than one year by WestCoast Hospitality Corporation.
(4)Average occupancy represents total paid rooms occupied divided by total available rooms. Total available rooms represents the number of rooms available multiplied by the number of days in the reported period.
(5)Average daily rate ("ADR") represents total room revenues divided by the total number of paid rooms occupied by hotel guests.
(6)Revenue per available room ("RevPAR") represents total room and related revenues divided by total available rooms, net of rooms out of service due to significant renovations.
(7)Rooms under renovation were excluded from RevPAR and average occupancy percentage. Due to the short duration of renovation, in the opinion of management, excluding these rooms did not have a material impact on RevPAR and average occupancy.

WestCoast Hospitality Corporation
Consolidated Statements of Operations
(unaudited)
($ in thousands)

                                                                   Six months ended June 30,
                                                                  2003         2002      $ Change    % Change

Revenues:
     Hotels & restaurants                                      $ 77,442     $ 83,941    $ (6,499)      -7.7%
     Franchise, central services and development                  1,978        1,934          44        2.3%
     TicketsWest                                                  3,985        3,472         513       14.8%
     Real estate division                                         4,665        4,611          54        1.2%
     Corporate services                                             174          134          40       29.9%
                                                                 ------       ------      ------
     Total revenues                                              88,244       94,092      (5,848)      -6.2%

Operating expenses:
     Hotels & restaurants                                        67,755       71,694      (3,939)      -5.5%
     Franchise, central services and development                    892        1,019        (127)     -12.5%
     TicketsWest                                                  3,481        2,911         570       19.6%
     Real estate division                                         2,434        2,242         192        8.6%
     Corporate services                                             160          101          59       58.4%
     Depreciation and amortization                                5,764        5,376         388        7.2%
     (Gain) loss on asset dispositions including recoveries         696       (3,097)      3,793      122.5%
     Conversion expenses                                            367            7         360     5142.9%
                                                                 ------       ------       -----
     Total direct expenses                                       81,549       80,253       1,296        1.6%

     Undistributed corporate expenses                             1,327          905         422       46.6%
                                                                 ------       ------       -----
     Total expenses                                              82,876       81,158       1,718        2.1%
                                                                 ------       ------      ------
Operating income                                                  5,368       12,934      (7,566)     -58.5%

Other income (expense):
     Interest expense                                            (5,355)      (5,522)       (167)      -3.0%
     Interest income                                                207          158          49       31.0%
     Other income (expense)                                        (293)           4        (297)   -7425.0%
     Equity income (loss) in investments                             80          (12)         92      766.7%
     Minority interest in partnerships                              131          (66)        197      298.5%
                                                                  -----        -----       -----
Income before income taxes                                          138        7,496      (7,358)     -98.2%

Income tax expense                                                  113        2,646      (2,533)     -95.7%
                                                                  -----        -----       -----
Net income                                                           25        4,850      (4,825)     -99.5%

Preferred stock dividend                                         (1,281)      (1,291)        (10)      -0.8%
                                                                  -----        -----       -----
Net income (loss) to common shareholders                       $ (1,256)     $ 3,559    $ (4,815)    -135.3%
                                                                  =====        =====       =====

EBITDA(1)                                                        $ 11,828     $ 15,213    $ (3,385)     -22.3%

EBITDA % of revenues                                              13.4%        16.2%

(1) Represents income before income taxes, interest expense and income, depreciation and amortization, other income (expense), gain (loss) on asset disposals, minority interest and equity income in investments. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and such information should not be considered as an alternative to net income, cash flow from operations or any other measure of performance prescribed by generally accepted accounting principles. While not all companies calculate EBITDA in the same fashion, and therefore EBITDA as presented may not be comparable to similarly titled measures of other companies, EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring the Company's ability to service debt and invest in properties and equipment. EBITDA is not necessarily available for management's discretionary use due to restrictions included in the Company's various borrowing agreements and other considerations. For additional details refer to the EBITDA reconciliation.

WestCoast Hospitality Corporation
Earnings Per Share and Hotel Statistics
(unaudited)



                                                                       Six months ended June 30,

                                                                      2003          2002       $ Change     % Change

Earnings per share:
     Basic                                                         $ (0.10)       $ 0.27
     Diluted                                                       $ (0.10)       $ 0.27


Weighted average shares - basic                                 12,993,257    12,970,473
Weighted Average shares - diluted (1) (2)                       12,993,257    13,318,930


Hotel Statistics:

     Combined (owned, managed and franchised) (3)

         Average Occupancy(4) (7)                                    53.8%         54.3%
         ADR(5)                                                    $ 69.24       $ 72.57     $ (3.33)       -4.6%
         RevPAR(6) (7)                                             $ 37.28       $ 39.38     $ (2.10)       -5.3%


(1)Due to the loss, options to purchase common stock and operating partnership units outstanding are anti-dilutive for the six months. ended June 30, 2003.
(2)June 30, 2002 balance reflects dilution from both outstanding options to purchase common stock and operating partnership units outstanding.
(3)Includes hotels owned, managed and franchised for greater than one year by WestCoast Hospitality Corporation.
(4)Average occupancy represents total paid rooms occupied divided by total available rooms. Total available rooms represents the number of rooms available multiplied by the number of days in the reported period.
(5)Average daily rate ("ADR") represents total room revenues divided by the total number of paid rooms occupied by hotel guests.
(6)Revenue per available room ("RevPAR") represents total room and related revenues divided by total available rooms, net of rooms out of service due to significant renovations.
(7)Rooms under renovation were excluded from RevPAR and average occupancy percentage. Due to the short duration of renovation, in the opinion of management, excluding these rooms did not have a material impact on RevPAR and average occupancy.

WestCoast Hospitality Corporation
Consolidated Balance Sheets
(unaudited)
($ in thousands, except share data)

                                                                               June 30,      December 31,
                                                                                 2003            2002
                                                                                ------          ------
Assets:
    Current assets:
       Cash and cash equivalents                                          $      3,518  $         752
       Restricted cash                                                           3,310          1,949
       Accounts receivable, net                                                 10,701          9,559
       Inventories                                                               1,919          2,040
       Assets held for sale                                                     21,705         34,408
       Prepaid expenses and other                                                4,758          2,693
                                                                                -------        ------
            Total current assets                                                45,911         51,401

    Property and equipment, net                                                250,008        241,255
    Goodwill                                                                    28,042         28,042
    Intangible assets, net                                                      14,804         15,188
    Other assets, net                                                           19,916         20,824
                                                                               -------         ------

            Total assets                                                  $    358,681  $     356,710
                                                                               =======        =======

Liabilities:
    Current liabilities:
       Accounts payable                                                   $      7,865  $       6,773
       Accrued payroll and related benefits                                      4,788          6,173
       Accrued interest payable                                                    640            695
       Advance deposits                                                            408            198
       Other accrued expenses                                                   10,515          8,494
       Notes payable to bank                                                         -         52,100
       Long-term debt, due within one year                                       5,804          4,889
       Capital lease obligations, due within one year                               84            268
                                                                                ------         ------
            Total current liabilities                                           30,104         79,590

    Long-term debt, due after one year                                         153,708        101,206
    Deferred revenue                                                             2,483          2,626
    Deferred income taxes                                                       16,961         16,261
    Minority interest in partnerships                                            2,780          2,911
                                                                               -------        -------

            Total liabilities                                                  206,036        202,594
                                                                               -------        -------



Stockholders' equity:
    Preferred stock - 5,000,000 shares authorized;  $0.01 par value
       597,138 and 602,630 shares issued and outstanding                             6              6
    Additional paid-in capital, preferred stock                                 29,851         30,125
    Common stock - 50,000,000 shares authorized; $0.01 par value;
       12,994,163 and 12,981,878 shares issued and outstanding                     130            130
    Additional paid-in capital, common stock                                    84,142         84,083
    Retained earnings                                                           38,516         39,772
                                                                               -------        -------
            Total stockholders' equity                                         152,645        154,116
                                                                               -------        -------

            Total liabilities and stockholders' equity                    $    358,681  $     356,710
                                                                               =======        =======


WestCoast Hospitality Corporation
Consolidated Statement of Cash Flows
(unaudited)
($ in thousands)


                                                                           Six months ended June 30,
Operating activities:                                                            2003       2002
     Net income                                                                  $ 25     $ 4,850
     Adjustments to reconcile net income to net cash
         provided by operating activities:
         Depreciation and amortization                                          5,764       5,376
         Gain on disposition of property and equipment and other assets           696      (3,097)
         Non-cash reduction of preferred stock resulting in gain                 (230)          -
         Write-off of deferred loan fees                                          790           -
         Deferred income tax provision                                            700         200
         Minority interest in partnerships                                       (131)         66
         Equity in investments                                                    (80)         12
         Compensation expense related to stock issuance                             5           7
         Provision for doubtful accounts                                          189         111
         Change in current assets and liabilities:
            Restricted cash                                                    (1,361)       (594)
            Accounts receivable                                                (1,209)     (1,112)
            Inventories                                                           121         (81)
            Prepaid expenses and other                                         (2,070)     (1,676)
            Accounts payable                                                    1,068       3,972
            Accrued payroll and related benefits                               (1,385)        875
            Accrued interest payable                                              (55)        (36)
            Other accrued expenses and advance deposits                         1,596       1,495
                                                                                -----       -----
                 Net cash provided by operating activities                      4,433      10,368
                                                                                -----      ------
Investing activities:
     Additions to property and equipment                                       (4,117)     (2,468)
     Proceeds from disposition of property and equipment                           17       1,828
     Proceeds from investment                                                     350           -
     Other, net                                                                    69         142
                                                                                -----       -----
        Net cash used in investing activities                                  (3,681)       (498)
                                                                                -----       -----
Financing activities:
     Proceeds from note payable to bank                                        35,300           -
     Repayment of note payable to bank                                        (87,400)     (7,650)
     Proceeds from long-term debt                                              55,200           -
     Proceeds from short-term debt                                              2,658           -
     Repayment of long-term debt                                               (1,783)     (1,563)
     Proceeds from issuance of common stock under
      employee stock purchase plan                                                 54          49
     Preferred stock dividend payments                                           (646)       (646)
     Principal payments on capital lease obligations                             (184)       (187)
     Additions to deferred financing costs                                     (1,185)        (18)
                                                                                -----       -----
        Net cash provided by financing activities                               2,014     (10,015)
                                                                                -----       -----
Change in cash and cash equivalents:
     Net increase in cash and cash equivalents                                  2,766        (145)
     Cash and cash equivalents at beginning of period                             752       4,613
                                                                                -----       -----
     Cash and cash equivalents at end of period                               $ 3,518     $ 4,468
                                                                                =====       =====

WestCoast Hospitality Corporation
EBITDA Reconcilation
(unaudited)
($ in thousands)

The following is a reconciliation of EBITDA to its comparable measurement in accordance with generally accepted accounting principles for each of the periods presented:



                                                      Three months ended June 30,


                                                       2003                 2002

EBITDA                                              $ 9,275             $ 10,993
  Income tax provision                               (1,078)              (2,062)
  Deferred income tax provision                         350                  100
  Interest expense                                   (2,713)              (2,655)
  Interest and other income, net                       (209)                 125
  Other non-cash operating activities                   632                   95
  Change in working capital accounts                 (3,399)              (2,009)
                                                      -----                -----
Net cash provided by operating activities           $ 2,858              $ 4,587
                                                      =====                =====



                                                      Six months ended June 30,

                                                      2003                 2002

EBITDA                                             $ 11,828             $ 15,213
  Income tax provision                                 (113)              (2,646)
  Deferred income tax provision                         700                  200
  Interest expense                                   (5,355)              (5,522)
  Interest and other income, net                        (86)                 162
  Other non-cash operating activities                   754                  118
  Change in working capital accounts                 (3,295)               2,843
                                                      -----               ------
Net cash provided by operating activities           $ 4,433             $ 10,368
                                                      =====               ======
